                                                                    EXHIBIT 10.8

                                OPTION AGREEMENT


         THIS OPTION AGREEMENT (this "Agreement") is entered into as of this 27th day of January, 1999 (the "Effective Date") between Vaxcel, Inc., a Delaware corporation having its offices at 154 Technology Parkway, Atlanta, Georgia 30092 ("Vaxcel"), and Innovax Corporation, a Delaware corporation having its offices at 28101 N. Ballard Drive, Suite F, Lake Forest, Illinois 60045 ("Innovax").

                                   BACKGROUND

         Vaxcel has an exclusive worldwide license to oral microsphere technology owned by Southern Research Institute ("SRI") and the UAB Research Foundation ("UAB") (such technology, the "Oral Microsphere Technology"), and under certain patents related to the Oral Microsphere Technology (the "Oral Microsphere Technology Patents") pursuant to a License Agreement dated as of August, 1998 between SRI and Vaxcel (the "License Agreement"). Innovax has received and reviewed a copy of the License Agreement as provided by Vaxcel. Innovax is a joint venture between Elan Corporation, plc. and Endorex Corporation. Innovax desires to review certain confidential information relating to the Oral Microsphere Technology and the Oral Microsphere Technology Patents for the purpose of evaluating whether to become a sublicensee thereof, or to take an assignment of the License Agreement pursuant to an option granted by Vaxcel to Innovax hereunder. This Agreement documents the terms of the disclosure of such confidential information and the grant of the option.

         NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the parties hereto hereby agree as follows:

         1. Vaxcel hereby grants to Innovax the access to, and the right to review, the Confidential Information (as defined below), the Trade Secrets (as defined below) and the Vaxcel Know-How (as defined below), all as related to the Oral Microsphere Technology and the Oral Microsphere Technology Patents, for a period commencing on the Effective Date and expiring on March 22, 1999 (such period the "Evaluation Period") to determine whether (a) to become a sublicensee of the Oral Microsphere Technology and the Oral Microsphere Technology Patents for oral delivery of antigens to humans and animals or (b) to exercise the Option (as defined below). Nothing in this Section 1 shall be deemed to constitute a license to practice the claims of the Oral Microsphere Technology Patents.

         2. Vaxcel hereby grants to Innovax an option and right, but not the obligation (the "Option") to enter into an Assignment and Assumption Agreement with Vaxcel in substantially the form as Exhibit A attached hereto (the "Assignment Agreement"), pursuant to which (a) Vaxcel shall assign to Innovax all of its rights under the License

Agreement and (b) Innovax shall assume all of Vaxcel's obligations under the License Agreement that are not attributable to a breach by Vaxcel of the License Agreement.

         3. On the Effective Date, Innovax shall pay to Vaxcel an option fee of $200,000 (the "Option Fee") payable (i) via wire transfer of immediately available funds in accordance with written wiring instructions provided by Vaxcel or (ii) by check sent via overnight delivery to the address set forth in
Section 24. The Option Fee is non-refundable; provided, however that, (i) if Innovax exercises the Option, the Option Fee shall be credited against the Exercise Price (as defined below) of the Option,(ii) if Innovax exercises the Option but written consent from SRI is not obtained during the Evaluation Period or any mutually agreed extension thereof for Vaxcel to assign the License Agreement to Innovax, the Option Fee shall be fully refunded to Innovax and
(iii) if the License Agreement is terminated for any reason during the Evaluation Period or any Extension thereof prior to the exercise of the Option, the Option Fee shall be fully refunded to Innovax. If Vaxcel and Innovax are unable to obtain SRI's written consent, if required, to the assignment of the License Agreement and Vaxcel refunds the Option Fee, neither party shall be bound by the provisions of this Agreement, except that Innovax shall continue to be bound by the terms of Sections 10-15 hereof for the periods specified in such Sections.

         4. The initial term of the Option during which it may be exercised by Innovax shall be the Evaluation Period. At any time prior to the expiration of the Evaluation Period or any Extension (as defined below) thereof, Innovax may extend the term of the Option for a period of five (5) days (each period, an "Extension") by providing to Vaxcel written notice of its intention to do so and by paying to Vaxcel an extension fee of $10,000 per Extension (each payment of $10,000 an "Extension Fee" and collectively, the "Extension Fees") payable (i) via wire transfer of immediately available funds in accordance with Vaxcel's written wiring instructions or (ii) by check sent via overnight delivery to the address set forth in Section 24. The maximum number of Extensions that may be granted under this Section 4 is three (3), for an aggregate of fifteen (15) days. The Extension Fees paid by Innovax, if any, are in addition to the Exercise Price of the Option. The Option shall be of no further force or effect after the expiration of the later of the Evaluation Period or any Extension thereof for which Vaxcel has received the applicable Extension Fee.

         5. The exercise price of the Option shall be $600,000 (the "Exercise Price"). Innovax may exercise the Option at anytime during the Evaluation Period and any Extension thereof by providing written notice of its intention to exercise the Option and by paying to Vaxcel the Exercise Price (reduced by the amount of the Option Fee), payable (i) via wire transfer of immediately available funds in accordance with Vaxcel's written wiring instructions or (ii) by check sent via overnight delivery to the address set forth in Section 24. In addition, on the exercise date, Innovax shall execute and deliver to Vaxcel an original counterpart signature page to the Assignment Agreement.

         6. Concurrently with receipt by Vaxcel of the Exercise Price and an original counterpart signature page to the Assignment Agreement executed by Innovax, Vaxcel shall execute and deliver to Innovax an original counterpart signature page to the Assignment Agreement.

         7. If the Option has not been exercised by Innovax before the forty-fifth (45th) day of the Evaluation Period, Innovax and Vaxcel shall promptly meet to discuss: (i) the progress of negotiations between Innovax and SRI, (ii) the progress of Vaxcel in its commercially reasonable efforts to obtain consent from SRI to the assignment to Innovax of the License Agreement, and (iii) the likelihood that Innovax will require and be requesting an Extension. If this meeting takes place outside an approximate 200 mile radius of Atlanta, Georgia, Innovax will pay the reasonable travel expenses of Vaxcel.

         8. At any time prior to the expiration of the Evaluation Period and any Extension thereof, Vaxcel agrees to cooperate with Innovax and to use commercially reasonable efforts to (i) assist Innovax with Innovax's negotiation with SRI regarding certain terms of the License Agreement, (ii) obtain SRI's written consent to the assignment to Innovax of the License Agreement and (iii) assist SRI in obtaining the consent of UAB; provided, however, that the failure to obtain UAB's consent shall not have any impact on the obligations of the parties hereto. In addition, Vaxcel shall not discuss, negotiate, contract with or otherwise enter into an arrangement with SRI that will in any way jeopardize Innovax's negotiations with SRI regarding the Oral Microsphere Technology and the Oral Microsphere Technology Patents; provided, however, that nothing in this
Section 8 shall prohibit Vaxcel from obtaining SRI's written consent to any change of control of Vaxcel to be effected by a merger, consolidation, sale of equity interests, sale of substantially all of Vaxcel's assets (other than any of Vaxcel's rights under the License Agreement) or otherwise (collectively, a "Vaxcel Change of Control").

         9. During the Evaluation Period and any Extension thereof, Vaxcel agrees that it will not sublicense, sell, assign, transfer, or otherwise dispose of its rights under the License Agreement to any third party other than Innovax. For purposes of this Agreement, any Vaxcel Change of Control shall not constitute a sublicense, sale, assignment, transfer or other disposition or encumbrance of any of Vaxcel's rights under the License Agreement; provided that the surviving entity (if other than Vaxcel) acknowledges in writing its obligations under this Agreement.

         10. (a) All Trade Secrets, Confidential Information and Vaxcel Know-How and all physical embodiments thereof received by Innovax from Vaxcel during the term of this Agreement are confidential to and are (and will remain) the sole and exclusive property of Vaxcel and/or its licensor, SRI.

             (b) At all times, both during the term of this Agreement and, if the Option is not exercised by Innovax, after its expiration, Innovax shall hold all Trade Secrets and Vaxcel Know-How in confidence, and will not use (except as needed to exercise the rights granted hereunder), copy or disclose such Trade Secrets or Vaxcel Know-How, or any physical embodiment thereof.

                  (c) At all times during the term of this Agreement and, if the Option is not exercised by Innovax, for a period of five (5) years following the expiration of the Evaluation Period and any Extension thereof, Innovax shall hold the Confidential Information in confidence, and will not use (except as needed to exercise the rights granted hereunder), copy or disclose such Confidential Information, or any physical embodiments thereof.

                  (d) If Innovax exercises the Option, Innovax hereby agrees that it shall comply with the confidentiality provisions set forth in
         Article IX of the License Agreement, as such License Agreement is amended or modified by SRI and Innovax.

         11. Trade Secrets, Confidential Information and Vaxcel Know-How shall be maintained under secure conditions by Innovax, using reasonable security measures and in any event not less than the same security measures used by Innovax for protection of its own trade secrets, confidential information and know-how of a similar kind. Innovax shall not remove, obscure, or deface any proprietary legend relating to Vaxcel's rights on or from any tangible embodiment of any Trade Secrets, Confidential Information or Vaxcel Know-How without Vaxcel's prior written consent.

         12. If Innovax is ordered by a court, administrative agency, or other governmental body of competent jurisdiction to disclose Trade Secrets, Confidential Information or Vaxcel Know-How, or if it is served with or otherwise becomes aware of a motion or similar request that such an order be issued, then Innovax will not be liable to Vaxcel for disclosure of Trade Secrets, Confidential Information or Vaxcel Know-How required by such order if Innovax complies with the following requirements: (a) if an already-issued order calls for immediate disclosures, then Innovax shall immediately move for or otherwise request a stay of such order to permit Vaxcel to respond; (b) Innovax shall immediately notify Vaxcel of the motion or order by the most expeditious possible means; and (c) Innovax shall join or agree to (or at a minimum shall not oppose) a motion or similar request by Vaxcel for an order protecting the secrecy of the Trade Secrets, Confidential Information and Vaxcel Know-How including joining or agreeing to (or non-opposition to) a motion for leave to intervene by Vaxcel.

         13. Innovax shall immediately report to Vaxcel any action by any person of which Innovax has knowledge of which constitutes a breach of Innovax's obligations under Sections 10-15 hereof.

         14. (a) For purposes of this Agreement, "Trade Secrets" means information related to the Oral Microsphere Technology or the Oral Microsphere Technology Patents which: (i) derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonably under the circumstances to maintain its secrecy.

                  (b) For purposes of this Agreement, "Vaxcel Know-How" means any and all know-how of SRI for formulating, preparing, developing and manufacturing a Vaccine (as defined in the License Agreement), whether or not patentable, which has been disclosed or made available by SRI to Vaxcel as "SRI Know-How" (as defined in the License Agreement) and which Vaxcel has disclosed or made available to Innovax pursuant to this Agreement or any other agreement. Vaxcel will clearly designate and identify Vaxcel Know-How at the time of disclosure to Innovax.

                  (c) For purposes of this Agreement, "Confidential Information" means information which is (i) confidential to the business of Vaxcel;
         (ii) is designated and identified as such by Vaxcel; and (iii) is not a Trade Secret. Confidential Information, Vaxcel Know-How and Trade Secrets do not include: (i) any information that is at the time of receipt by Innovax or thereafter becomes part of the public domain other than as a result of the unauthorized actions of Innovax (through publication or otherwise); (ii) any information that was independently known to Innovax prior to receipt thereof from Vaxcel as evidenced by written records of Innovax; (iii) any information that was disclosed to Innovax by a third party having the right to disclose such information;
         (iv) information that is subsequently developed independently by Innovax without knowledge of or access to the Confidential Information, Vaxcel Know-How or Trade Secrets.

         15. During the Evaluation Period and any Extensions thereof, Vaxcel shall make available to Innovax the Confidential Information, Trade Secrets and Vaxcel Know-How for the sole purpose of evaluating whether to enter into a sublicense or to exercise the Option for the Oral Microsphere Technology and the Oral Microsphere Technology Patents.

         16. Vaxcel represents and warrants to Innovax that:

             (a) Vaxcel is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

             (b) subject to obtaining SRI's written consent, Vaxcel's rights under the License Agreement are assignable to Innovax;

             (c) the License Agreement is currently in full force and effect and there has been no breach by Vaxcel (other than the breach by Zynaxis, Inc. ("Zynaxis") of certain minimum annual payment obligations, which breach has been cured by Vaxcel to SRI's satisfaction in connection with the merger of Zynaxis into a subsidiary of Vaxcel) and no breach is continuing as of the date hereof and no breach by Vaxcel shall exist and be continuing during the Evaluation Period and any Extension thereof;

                  (d) neither the grant of the Option nor, subject to obtaining SRI's prior written consent, the assignment of the License Agreement to Innovax violates (or will violate) or conflicts (or will conflict) with any term of any agreement between Vaxcel and any third party which would adversely affect (i) Vaxcel's rights under the License Agreement or (ii) Vaxcel's ability to assign the License Agreement to Innovax;

                  (e) Vaxcel has no knowledge of any threatened or pending litigation, claim, suit or proceeding which would require the disclosure of any Confidential Information, Vaxcel Know-How or Trade Secrets.

                  (f) this Agreement is duly authorized by and is, and the Assignment Agreement upon execution by Vaxcel will be, a legal and binding obligation of Vaxcel, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) laws relating to the availability of specific performance, injunctive relief and other equitable remedies.

         17.       Innovax represents and warrants that:

                  (a) Innovax is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (b) this Agreement is duly authorized by and is, and the Assignment Agreement upon execution by Innovax will be, a legal and binding obligation of Innovax, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) laws relating to the availability of specific performance, injunctive relief and other equitable remedies.

         18. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 16 HEREIN, VAXCEL MAKES NO EXPRESS OR IMPLIED WARRANTY, STATUTORY OR OTHERWISE, CONCERNING THE ORAL MICROSPHERE TECHNOLOGY, THE ORAL MICROSPHERE TECHNOLOGY PATENTS OR ANY INFORMATION PROVIDED TO INNOVAX BY VAXCEL OR ITS AGENTS. SPECIFICALLY, BUT WITHOUT LIMITING THE FOREGOING, VAXCEL MAKES NO EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUALITY, USEFULNESS, NONINFRINGEMENT OR TITLE OF OR TO THE ORAL MICROSPHERE TECHNOLOGY AND THE ORAL MICROSPHERE TECHNOLOGY PATENTS. ALL PHYSICAL EMBODIMENTS OF THE ORAL MICROSPHERE TECHNOLOGY AND ANY INFORMATION RELATED THERETO PROVIDED BY VAXCEL HEREUNDER ARE PROVIDED ON AN "AS IS" BASIS. VAXCEL DOES NOT WARRANT THE ACCURACY OF ANY INFORMATION INCLUDED IN TRADE SECRETS, CONFIDENTIAL INFORMATION OR VAXCEL KNOW-HOW.

         19. This Agreement may not be assigned by any party hereto without the prior written consent of the other party, and any attempt to assign this Agreement shall be void; provided, however, that Vaxcel may assign this Agreement to CytRx Corporation, a majority stockholder of Vaxcel. In addition, a Vaxcel Change of Control shall not constitute an assignment and shall not require the consent of Innovax, subject to the requirements of Section 9.

         20. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same agreement.

         21. This Agreement represents the complete agreement between the parties hereto regarding the subject matter herein contained and supersedes any and all prior and contemporaneous agreements and understandings between the parties in regards hereto.

         22. This Agreement may be amended only by a written instrument executed by both parties hereto.

         23. This Agreement shall be construed in accordance with the laws of the State of Georgia, without regard to the conflicts of laws principals thereof.

         24. Any notice or communication authorized or required to be provided hereunder shall be in writing and may be served by hand delivery, by certified or registered first class mail, postage prepaid (return receipt requested) or by overnight courier service. All notices sent in accordance with this Section shall be effective upon delivery to the following address:

         If to Vaxcel:     Vaxcel, Inc.
                           154 Technology Parkway
                           Atlanta, Georgia 30092
                           Attention: President

         with a copy to:   Alston & Bird LLP
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424
                           Attention: George M. Maxwell, Jr.

         If to Innovax:    Innovax Corporation
                           28101 N. Ballard Drive
                           Suite F
                           Lake Forest, Illinois 60045
                           Attention:
                                      ---------------------

         with a copy to:   Elan Pharmaceutical Technologies, a division of Elan
                           Corporation, plc.
                           Lincoln House
                           Lincoln Place
                           Dublin 2, Ireland
                           Attention: Colin Sainsbury, Vice President & General
                           Counsel

         and               Endorex Corporation
                           28101 N. Ballard Drive
                           Suite F
                           Lake Forest, Illinois 60045
                           Attention: Michael S. Rosen, President and Chief Executive Officer

         and               Brobeck, Phleger & Harrison LLP
                           1633 Broadway, 47th Floor
                           New York, NY 10019
                           Attention: Nigel L. Howard

                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                         Vaxcel, Inc.

                                         By:
                                             -------------------------
                                         Name:
                                              ------------------------
                                         Its:
                                             -------------------------


                                         Innovax Corporation

                                         By:
                                            --------------------------
                                         Name:
                                             -------------------------
                                         Its:
                                             -------------------------

                                    EXHIBIT A

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is entered into as of this ____ day of ___________, 1999, by and between Vaxcel, Inc., a Delaware corporation ("Vaxcel") and Innovax Corporation, a Delaware corporation ("Innovax").

         Pursuant to that certain Option Agreement dated January ___, 1999 between Vaxcel and Innovax (the "Agreement"), Vaxcel granted an option (the "Option") to Innovax pursuant to which Innovax, upon exercise of the Option in accordance with the terms of the Agreement, shall acquire all of Vaxcel's rights, and assume all of Vaxcel's obligations, under that certain License Agreement dated as of August, 1998 (the "License Agreement"), between the Southern Research Institute ("SRI") and Vaxcel, a copy of which is attached hereto as Exhibit A. This Assignment documents the terms and conditions of the assignment by Vaxcel to Innovax of all of Vaxcel's rights under the License Agreement and the assumption by Innovax of all of Vaxcel's obligations under the License Agreement that are not attributable to a breach by Vaxcel of the License Agreement. Capitalized terms used but not otherwise defined in this Assignment shall have the meaning ascribed to such terms in the Agreement.

         In consideration of the mutual covenants set forth herein and in the Agreement, and other good and valuable consideration, Vaxcel and Innovax hereby agree as follows:

         1. Vaxcel assigns, transfers and sets over unto Innovax, its successors and assigns, all of Vaxcel' rights under (i) the License Agreement, to have and to hold unto Innovax, its successors and assigns, from and after the date hereof, subject to (A) the covenants, conditions, agreements, terms, obligations, restrictions and other provisions set forth in the License Agreement, including, without limitation, the confidentiality, proprietary information and know-how provisions set forth in Sections 4.11 and 9.1 of the License Agreement, as may be amended or modified by SRI and Innovax and (B) the sublicense agreements set forth in Schedule 5(c) hereto, and (ii) the sublicense agreements set forth in Schedule 5(c) hereto.

         2. Innovax accepts such assignment and assumes and agrees to perform, pay discharge and comply with all of the covenants, conditions, agreements, terms, obligations and restrictions to be performed or complied with on the part of Vaxcel under the License Agreement and the sublicense agreements set forth in Schedule 5(c) hereto. In no event, however shall Innovax be deemed to have assumed any obligation of Vaxcel that is attributable to Vaxcel's breach of any provision of (i) the License Agreement or (ii) the sublicense agreements set forth in Schedule 5(c) hereto or any agreements with any third parties (including, without limitation, Third Parties as defined in the License Agreement).

         3.       Vaxcel acknowledges receipt from Innovax of the Exercise
Price.

         4. The representations and warranties made by Vaxcel and Innovax in the Agreement are incorporated and restated herein by reference.

         5.       Vaxcel represents and warrants that:

                  (a) except as set forth on Schedule 5(a), to the best of the actual knowledge of Vaxcel, there are not any (i) actual claims by SRI or Vaxcel against any third parties relating to such third party's infringement or misappropriation of, or (ii) actual interference proceedings or actual opposition hearings to which SRI or Vaxcel is a party and that relate to, the Oral Microsphere Technology Patents or the Oral Microsphere Technology;

                  (b) except as set forth on Schedule 5(b), to the best of the actual knowledge of Vaxcel, there are no written claims that the Oral Microsphere Technology Patents or the Oral Microsphere Technology infringes any patents, trade secrets, copyrights, trademarks or other intellectual property rights of any third party, or of Vaxcel or its affiliates;

                  (c) except as set forth on Schedule 5(c), Vaxcel has not granted any sublicenses under the License Agreement;

                  (d) neither Vaxcel nor SRI has amended or modified the License Agreement or waived any material right under the License Agreement;

                  (e) except as set forth on Schedule 5(e), to the best of the actual knowledge of Vaxcel, Vaxcel has not conceived, made or reduced to practice any Improvements (as defined in the License Agreement) to the Oral Microsphere Technology;

                  (f) Vaxcel, with Innovax's reasonable cooperation, has obtained SRI's written consent in accordance with Section 13.8 of the License Agreement, to the assignment of the License Agreement to Innovax, and a copy of such consent is attached hereto as Exhibit B; and

                  (g) Vaxcel has paid all fees and other payments under the License Agreement that are due and payable prior to the exercise date of the Option, including, without limitation, (i) any payments or reimbursements due in respect of patent prosecution or maintenance and (ii) the license payment of $80,000 due to SRI on or before January 30, 1999, provided that the exercise date does not occur prior to such date.

         6. After delivery of this Assignment, Vaxcel shall, from time to time, at Innovax's request, execute and deliver to Innovax as appropriate, such other instruments of transfer and take such other actions as Innovax may reasonably request to effectively assign to Innovax the License Agreement in accordance with the Agreement and this Assignment.

         7. Exhibit C attached hereto sets forth a list, as of the date of this Agreement of the Oral Microsphere Technology Patents, the applicable filings related thereto, and the filing fees and maintenance fees paid or due and payable with respect to the Oral Microsphere Technology Patents.

         8. Vaxcel represents and warrants that it has provided to Innovax copies of or access to all written information in Vaxcel's possession as of the date of this Assignment that has been requested by Innovax which is related to any side effect, injury, toxicity or sensitivity reaction and the incident or severity thereof in connection with any tests conducted by Vaxcel or its sublicensees relating to the Oral Microsphere Technology.

         9. After delivery of this Assignment, Vaxcel shall continue to comply with the confidentiality, proprietary information and know-how provisions set forth in the License Agreement, including, without limitation, Sections 4.11 and 9.1, for the duration and to the extent that such provisions apply (as of the date hereof) to Vaxcel (as Receiving Party thereof) by their terms.

         10. Schedule 10 sets forth a list of all of the SRI Know-How (as defined in the License Agreement) that it has received from SRI.

         11. Vaxcel shall promptly deliver to SRI (or if SRI consents in writing, to Innovax) of any and all physical embodiments of any Confidential Information, SRI Know-How or Trade Secrets that it has received from SRI and that are in Vaxcel's possession as of the date of this Assignment.

         12. This Assignment may not be modified, changed or supplemented except by written instrument signed by each party hereto.

         13. This Assignment shall be binding upon and inure to the benefit of Innovax, Vaxcel and their respective successors and assigns.

         14. This Assignment shall be construed in accordance with the laws of the State of Georgia, without regard to the conflicts of laws principles thereof.

         15. EXCEPT AS EXPRESSLY SET FORTH IN THIS ASSIGNMENT, VAXCEL MAKES NO EXPRESS OR IMPLIED WARRANTY, STATUTORY OR OTHERWISE, CONCERNING THE ORAL MICROSPHERE TECHNOLOGY, THE ORAL MICROSPHERE TECHNOLOGY PATENTS OR ANY INFORMATION PROVIDED TO INNOVAX BY VAXCEL OR ITS AGENTS. SPECIFICALLY, BUT WITHOUT LIMITING THE FOREGOING, VAXCEL MAKES NO EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUALITY, USEFULNESS, NONINFRINGEMENT (EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5 OF THIS ASSIGNMENT) OR TITLE OF OR TO THE ORAL MICROSPHERE TECHNOLOGY AND THE ORAL MICROSPHERE TECHNOLOGY PATENTS.

         16. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first written above.

                                          Vaxcel, Inc.

                                          By:
                                              --------------------------
                                          Name:
                                              --------------------------
                                          Its:
                                              --------------------------


                                          Innovax Corporation

                                          By:
                                              --------------------------
                                          Name:
                                               -------------------------
                                          Its:
                                              --------------------------

                            EXHIBIT AND SCHEDULE LIST

Exhibit Reference                     Item
-----------------                     ----
A                                     License Agreement
B                                     SRI Consent
C                                     Oral Microsphere Technology Patents


Schedule Reference                    Item
------------------                    ----

5(a)                                  Third Party Infringement
5(b)                                  Oral Microsphere Technology Infringement
5(c)                                  Sublicenses
5(e)                                  Improvements
10                                    SRI Know-How